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                                                                    EXHIBIT 10c

                      AMENDMENT TO EMPLOYMENT AGREEMENT
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          This AMENDMENT (this "Amendment"), entered into this 28th day of
_______, 1991 by BRUSH WELLMAN INC., an Ohio corporation (the "Company"), and
______________ (the "Executive").


                                   WITNESSETH
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         WHEREAS:

         A. On February 20, 1989, the Company and the Executive entered into an employment agreement (the "Employment Agreement") ; and

         B. The Company and the Executive desire to amend the Employment Agreement as provided herein.

         NOW, THEREFORE, the Company and the Executive agree as follows:

         1. Section VIII of the Employment Agreement (entitled MITIGATION), is, as of the date hereof, stricken in its entirety and replaced with the following:

                               "VIII. Mitigation
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                  If the Executive's employment by the Company is terminated during the Window Period pursuant to Section VII(A), the Company shall acknowledge by written notice to the Executive that the Executive offered to continue employment with the Company in accordance with the terms of this Agreement but that such offer was rejected. Thereafter, the Executive shall, for a period of two years (or, if less, for the remainder of the Window Period), use reasonable efforts to mitigate damages by seeking other employment; provided, however, that the Executive shall not


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         be required to accept a position (i) of less importance or of a substantially different character than the position he held immediately prior to the date of such termination, (ii) that would call upon him to engage in any Competitive Activity, or (iii) other than in a location within 50 miles of his principal residence immediately prior to the date of such termination. The Executive shall pay over to the Company 50% of all employment income earned and received by him from other employers pursuant to the foregoing during such two year (or lesser) period (up to the amount received by him from the Company pursuant to Section VII(A)), and any employee benefits received from such other employers during such period shall reduce pro tanto the Company's obligation to furnish benefits or perquisites pursuant to Section VII(E)."

          2. Except as specifically provided herein, the Employment Agreement shall remain in full force and effect in accordance with its terms.

         3. The Company shall forthwith furnish a copy of this Amendment to Ameritrust Company N.A., a national banking association, as Trustee of the Brush Wellman Inc. - Trust pursuant to Section 9(a) of the Trust Agreement made the 20th day of February, 1989 by and between the Company and Ameritrust Company N.A. as Trustee.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered on the date set forth above.

                                    BRUSH WELLMAN INC.



                                    By:
                                      ----------------
                                    Title:  President


                                    THE EXECUTIVE

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